UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20, 2009

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                             Entry into a Material Definitive Agreement.

Item 3.03                                             Material Modification to Rights of Security Holders.

On August 20, 2009, the Board of Directors of Iteris, Inc. (the “Company”) declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, $0.10 par value, of the Company (the “Common Stock”).  The distribution is payable to the stockholders of record as of September 3, 2009 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $7.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement dated August 20, 2009 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Until the close of business on the tenth day following the earlier of (i) a public announcement that, or (ii) a determination by a majority of the Company’s Board of Directors that, a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of fifteen percent (15%) or more of the outstanding shares of the Common Stock (such tenth day, the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate and a copy of a Summary of Rights.

Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of the Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, with or without a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire at 5:00 p.m. (Eastern time) on August 20, 2019 (the “Expiration Date”), unless the Expiration Date is extended or unless earlier redeemed or exchanged by the Company, in each case as described below.

If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Purchase Price.

If the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of shares of the senior voting stock of the acquiring company that, at the time of such transaction, would have a market value of two times the Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of

Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void) in whole or in part, at an exchange ratio of one share of Common Stock (or, if there is an insufficient number of issued but not outstanding or authorized but unissued shares of Common Stock to permit such exchange, then one one-thousandth of a share of Preferred Stock) per Right (subject to adjustment).

At any time prior to 5:00 p.m. Eastern time on the earlier of (i) the Distribution Date and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”).

Immediately upon the action of the Board of Directors of the Company to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price, or the shares of Common Stock or Preferred Stock exchangeable for the Rights, as applicable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Each share of Preferred Stock purchasable upon exercise of the Rights will have a preferential quarterly dividend rate equal to the greater of One Dollar ($1.00) per share or One Thousand (1,000) times the dividend declared on one share of the Common Stock.  In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment of One Thousand Dollars ($1,000.00) per share, but will be entitled to receive an aggregate liquidation payment equal to One Thousand (1,000) times the payment made on one share of Common Stock.  Each share of Preferred Stock will have One Thousand (1,000) votes voting together with the Common Stock.  The Rights are also protected by customary anti-dilution provisions as more fully described in the Rights Agreement.  Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right (subject to adjustment) should approximate the value of one share of Common Stock.

The Rights have certain anti-takeover effects.  The Rights could cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors and could discourage such person or group from pursuing the Company.

Any provisions of the Rights Agreement may be amended by the Board of Directors, except that from and after the Distribution Date no such amendment may adversely affect the interests of holders of Rights (excluding the interests of an Acquiring Person or certain related parties).  The foregoing notwithstanding, no amendment may be made to the Rights Agreement at a time when the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision therein.

The foregoing descriptions of the Rights and the Series A Junior Participating Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Rights Agreement and the Certificate of Designations, which are attached hereto as exhibits and are incorporated herein by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Articles

In connection with the Rights Agreement described above and pursuant to the authority granted to the Board under the Company’s certificate of incorporation, the Board of Directors of the Company approved the adoption of a Certificate of Designations, creating the Series A Junior Participating Preferred Stock, designating the number of shares of such series, and fixing the relative rights, preferences and limitations thereof.  The Certificate of Designations was filed with the Secretary of State of the State of Delaware on August 21, 2009.  Prior to the filing of the Certificate of Designations, the Board authorized the filing of a Certificate of Elimination to eliminate the two series of junior participating preferred stock, which were created in April 1998 in connection with the Company’s previous stockholder rights plan which expired in 2008.  The Certificate of Elimination eliminating all reference to the two series of preferred stock from the Company’s certificate of incorporation was filed on August 21, 2009, prior to the filing of the Certificate of Designations creating the new Series A Junior Participating Preferred Stock.  Pursuant to the Certificate of Designations, One Hundred Thousand (100,000) shares of the Company’s authorized and undesignated Preferred Stock shall be designated Series A Junior Participating Preferred Stock.  Each share of Series A Junior Participating Preferred Stock will have a preferential quarterly dividend rate equal to the greater of One Dollar ($1.00) per share or One Thousand (1,000) times the dividend declared on one share of the Common Stock.  In the event of liquidation, the holders of such Preferred Stock will receive a preferential liquidation payment of One Thousand Dollars ($1,000.00) per share, but will be entitled to receive an aggregate liquidation payment equal to One Thousand (1,000) times the payment made on one share of Common Stock.  Each share of such Preferred Stock will have One Thousand (1,000) votes voting together with the Common Stock.  The foregoing description of the Series A Junior Participating Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Amendment of Bylaws

Effective August 20, 2009, the Board of Directors also approved amendments to the Company’s Bylaws (collectively “Bylaw Amendments”) which provide for certain advance notice requirements.  Article II was amended to add Sections 14 and 15, which specify procedures, timing and information requirements for stockholder business and director nominations.  As amended, stockholders must provide notice of any proposal submitted for inclusion in the Company’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in accordance with the deadline for proposals submitted under such rule; and for all other matters stockholders must deliver notice not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of the stockholders.  Article VIII of the Company’s Bylaws was also amended to provide that, unless otherwise required by applicable law, Sections 14 and 15 of Article II of the Bylaws may not be amended by the stockholders without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the outstanding shares of the Company’s capital stock, voting together as a single class.  The foregoing description of the Bylaw Amendments does not purport to be complete and is qualified in its entirety by reference to the copy of the certificate of amendment to the Bylaws attached as Exhibit 3.3 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination, as filed on August 21, 2009

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed on August 21, 2009

3.3	Certificate of Amendment to Bylaws of the Company, effective August 20, 2009

4.1

Rights Agreement dated August 20, 2009 between the Company and Computershare Trust Company, N.A., which includes the form of Certificate of Designations for the Series A Junior Participating Preferred Stock, the form of Right Certificate, and Summary of Rights to Purchase Preferred Stock as exhibits thereto

99.1	Press Release dated August 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2009
ITERIS, INC.,
a Delaware corporation

	By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination, as filed on August 21, 2009

3.2	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed on August 21, 2009

3.3	Certificate of Amendment to Bylaws of the Company, effective August 20, 2009

4.1

Rights Agreement dated August 20, 2009 between the Company and Computershare Trust Company, N.A., which includes the form of Certificate of Designations for the Series A Junior Participating Preferred Stock, the form of Right Certificate, and Summary of Rights to Purchase Preferred Stock as exhibits thereto

99.1	Press Release dated August 21, 2009